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                                                                    EXHIBIT 99.1
[LOGO OF CENTRAL GARDEN & PET]
                                                                Corporate Office
                                                3697 Mt. Diablo Blvd., Suite 310
                                                             Lafayette, CA 94549
                                                                  (925) 283-4573
                                                              Fax (925) 283-4984
FOR IMMEDIATE RELEASE
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                                    Contact: Gregory Reams
                                             Central Garden & Pet
                                             (925) 283-4573

CENTRAL GARDEN & PET COMPANY ANNOUNCES DISCONTINUANCE OF DISTRIBUTION RELATIONSHIP WITH THE SCOTTS COMPANY

                    ________________________________________

     LAFAYETTE, CALIFORNIA, July 19, 2000 - Central Garden & Pet Company (NASDAQ: CENT) today announced that it has learned from The Scotts Company (NYSE: SMG) that Scotts intends to discontinue its distribution relationship with Central after September 30, 2000. The affected products would include Scotts(R), Ortho(R) and Miracle-Gro(R) products and consumer Roundup(R) products manufactured by Pharmacia Corporation (formerly known as Monsanto Company) for which Scotts acts as Pharmacia's exclusive sales agent.

     For Central Garden & Pet's current year ending September 2000, the revenue attributable to the affected products is estimated to be approximately $185-195 million. The gross profit associated with these sales in the current year is approximately $31-33 million (8-10% of estimated total gross profit for the current year). Central expects this loss of gross profit to be significantly offset next year with expense reductions and other business growth.

     Central expects that it will take steps to realign its lawn and garden distribution operations to reflect the reduced business levels which it anticipates for the fiscal year 2001. As a result, Central expects to record substantial one-time charges in the fiscal year ending September 2000.

     As previously announced, Scotts and Pharmacia have each initiated litigation against Central arising out of the prior distribution relationship. In addition, on July 7, 2000, Central filed suit against Scotts and Pharmacia seeking damages and injunctive relief as well as

                                - more -
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restitution for, among other things, breach of contract and violations of the antitrust laws by Scotts and Pharmacia.

     Central Garden & Pet Company is the nation's leading manufacturer, supplier, and merchandiser of consumer lawn and garden and pet supply products. Central's proprietary branded products include Pennington Seed(R), Kaytee(R), TFH(R), Nylabone(R), Zodiac(R), and Four Paws(R) pet products, Island(R) aquariums(R), Matthews(R) Four Seasons products and Grant's(R) ant control products. Central offers its retail and branded manufacturing partners a wide array of value-added services proven to increase sales and profitability, including logistics and distribution support, inventory management, advertising and promotional programs, in-store merchandising service, and sales program development. For additional information on Central Garden & Pet, including access to the Company's SEC filings, please visit the Company's website at http://www.centralgardenandpet.com.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company's Securities and Exchange Commission filings, including, without limitation, the final accounting for all issues between the Company and Monsanto under the Solaris Agreement, such as the amounts receivable from Monsanto for cost reimbursements, payments for cost reductions and payments for services; the amounts payable to Monsanto for inventory; responsibility for obsolete inventory and for non-payment by Solaris' direct sales accounts; and costs associated with the realignment of the Company's lawn and garden distribution operations to reflect anticipated business levels for the fiscal year 2000.

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